Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

Ameris Bancorp to Acquire The Prosperity Banking Company

May 2, 2013

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, the parent company of Ameris Bank, announced today the signing of a definitive merger agreement under which Ameris will acquire The Prosperity Banking Company, the parent company of Prosperity Bank. Upon completion of the holding company merger, Prosperity Bank will be merged with and into Ameris Bank. The acquisition further expands Ameris’s existing Southeastern footprint in several attractive Florida markets.

Upon completion of the acquisition, the combined company will have approximately $3.6 billion in assets, $2.5 billion in loans and $3.0 billion in deposits, with a branch network of 69 banking locations across four states.

“We are pleased to announce our merger with Prosperity and the meaningful expansion of our Florida franchise. We have admired Prosperity’s operating style, attention to customer service and retail banking success for several years, knowing that their approach closely mirrored ours,” said Edwin W. Hortman, Jr., President and CEO of Ameris. He continued, “The low-cost, core deposit franchise that Prosperity has built is impressive, and we look forward to continuing to serve Prosperity’s customers and communities.”

Prosperity currently operates 12 banking locations, with the majority of the franchise concentrated in northeast Florida. As of December 31, 2012, Prosperity reported assets of $742 million, loans of $464 million and deposits of $478 million.

“Prosperity is excited to partner with such a strong community bank that shares the same commitment to people and the local community,” said Eddie Creamer, Prosperity’s President and COO. “We’ve admired Ameris for several years, as they are one of the leading community banks in the Southeast. This partnership is good for our customers and our communities.”

Under the terms of the merger agreement, Prosperity shareholders will have the option to elect to receive either 3.125 shares of Ameris common stock or $41.50 in cash for each share of Prosperity common stock, subject to the requirement that no more than 50% of the overall consideration will be in the form of cash. Assuming 100% stock consideration, the transaction would be valued at approximately $15.7 million, based on Ameris’s closing stock price of $13.32 on May 1, 2013 and Prosperity’s common shares outstanding of 377,960 as of December 31, 2012.

The merger agreement has been unanimously approved by the board of directors of each company. The transaction is expected to close in the third quarter of 2013 and is subject to customary closing conditions, regulatory approvals and approval by the shareholders of Prosperity.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Rogers & Hardin LLP provided legal counsel to Ameris Bancorp.

Allen C. Ewing & Co. provided a Fairness Opinion and Smith Mackinnon, PA provided legal counsel to Prosperity Banking Company.

Conference Call Information

Ameris Bancorp will host a conference call today at 10:30 a.m. EDT. The conference call can be accessed by dialing 1-888-317-6016 or 1-412-317-6016 for international participants and 1-855-669-9657 for Canada. The conference ID name is Ameris Bank. A replay of the call will be available from 2:00 p.m. EDT on May 2nd until 11:59 p.m. on May 9th. To listen to the replay, dial (877) 344-7529 or (412) 317-0088. The conference number is 10028650. The conference call replay will also be available on the Investor Relations page of the Ameris Bank website of www.amerisbank.com.

Ameris Bancorp

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 57 locations in Georgia, Alabama, northern Florida and South Carolina.

Investor Relations

Contacts:	Cara Horne	Dennis J. Zember
	Investor Relations	Executive Vice President & CFO
	(866) 616-6020	(229) 890-1111
Investor.Relations@amerisbank.com

A presentation with additional information regarding the transaction will be available on the Investor Relations page of www.amerisbank.com.

Additional Information About the Merger

Shareholders of Prosperity and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that Ameris will file with the Securities and Exchange Commission in connection with the proposed merger.

Forward-Looking Statements

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. Ameris Bancorp (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.